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                                                                    Exhibit 10.4

                  SERIES A PREFERRED STOCK PURCHASE AGREEMENT

      This Agreement dated as of November 18, 1997 is entered into by and among Sonus Networks, Inc., a Delaware corporation (the "Company"), Rubin Gruber, Michael G. Hluchyj and Kwok P. Wong (individually, a "Founder" and, collectively, the "Founders"), and the persons and entities listed on Schedule I attached hereto (individually, a "Purchaser" and, collectively, the "Purchasers")

      In consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

      1. Authorization and Sale of Shares.

            1.1 Authorization. The Company has duly authorized the sale and issuance, pursuant to the terms of this Agreement, of 7,100,000 shares of its Series A Preferred Stock, $0.01 par value per share (the "Series A Preferred Stock"), having the rights, restrictions, privileges and preferences set forth in the Certificate of Designations attached hereto as Exhibit A (the "Certificate of Designations"). The Company has adopted and filed the Certificate of Designations with the Secretary of State of the State of Delaware.

            1.2 Sale of Shares. Subject to the terms and conditions of this Agreement the Company will issue and sell to each Purchaser, and each Purchaser will purchase, for a purchase price of $1.00 per share, such number of shares of Series A Preferred Stock as is set forth opposite such Purchaser's name on
Schedule I attached hereto. The shares of Series A Preferred Stock being sold under this Agreement are referred to as the "Shares." The Company's agreement with each of the Purchasers is a separate agreement, and the sale of Shares to each of the Purchasers is a separate sale.

            1.3 Use of Proceeds. The Company will use the proceeds from the sale of the Shares for working capital purposes.

      2. The Closing. The closing (the "Closing") of the sale and purchase of the Shares under this Agreement shall take place at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts at 9:00 a.m. on the date of this Agreement, or at such, other time, date and place as are mutually agreeable to the Company and the Purchasers. The date of the Closing is hereinafter referred to as the "Closing Date." At the Closing:

                  (a) the Company shall deliver to the Purchasers a certificate, as of the most recent practicable date, as to the corporate good standing of the Company issued by the Secretary of State of the State of Delaware;


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

                  (b) the Company shall deliver to the Purchasers the Certificate of Incorporation of the Company, as amended and in effect as of the Closing Date (including the Certificate of Designations), certified by the Secretary of State of the State of Delaware;

                  (c) the Company shall deliver to the Purchasers a Certificate of the Secretary of the Company attesting as to (i) the By-laws of the Company, and (ii) resolutions of the Board of Directors of the Company authorizing and approving all matters in connection with this Agreement and the transactions contemplated hereby;

                  (d) Bingham Dana LLP, counsel for the Company, shall deliver to the Purchasers an opinion, dated the Closing Date, in the form attached hereto as Exhibit B;

                  (e) the Company, the Founders and the Purchasers shall execute and deliver the Investor Rights Agreement in the form attached hereto as Exhibit C (the "Investor Agreement");

                  (f) the Company; the Founders and the Purchasers shall execute and deliver the Right of First Refusal and Co-Sale Agreement in the form attached hereto as Exhibit D (the "Right of First Refusal Agreement");

                  (g) the Company shall deliver to each Purchaser a certificate for the number of Shares being purchased by such Purchaser, registered in the name of such Purchaser;

                  (h) each Purchaser shall pay to the Company the purchase price for the Shares being purchased by such Purchaser, by wire transfer or certified check; and

                  (i) the Company and the Purchasers shall execute and deliver a Cross-Receipt.

      3. Representations of the Company. Subject to and except as disclosed by the Company in the Disclosure Schedule attached hereto (the "Disclosure Schedule"), the Company hereby represents and warrants to the Purchasers as follows:

            3.1 Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as presently conducted and as proposed to be conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement. The Company is duly qualified to do business as a foreign corporation


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and is in good standing in the Commonwealth of Massachusetts and in any other jurisdiction in which the failure to so qualify would have a material adverse effect on the operations or financial condition of the Company. The Company has furnished to special counsel to the Purchasers true and complete copies of its Certificate of Incorporation and By-laws, each as amended to date and presently in effect.

            3.2 Capitalization. The authorized capital stock of the Company (immediately prior to the Closing) consists of (i) 15,000,000 shares of common stock, $0.001 par value per share (the "Common Stock"), of which 3,282,093 shares are issued and outstanding, 2,467,907 shares have been reserved for issuance pursuant to the Company's 1997 Stock Incentive Plan and 7,100,000 shares have been reserved for issuance upon the conversion of the Shares, and
(b) 10,000,000 shares of preferred stock, $0.01 par value per share (of which 7,100,000 shares have been designated as Series A Preferred Stock), none of which are issued or outstanding. At the Closing, the Common Stock and the Series A Preferred Stock will have the voting powers, designations, preferences, rights and qualifications, and limitations or restrictions set forth in the Certificate of Incorporation, as amended by the Certificate of Designations. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. Except as contemplated by this Agreement, (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company is authorized or outstanding, (ii) the Company has no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company, and (iii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. All of the issued and outstanding shares of capital stock of the Company have been offered, issued and sold by the Company in compliance with applicable Federal and state securities laws.

            3.3 Subsidiaries, Etc. The Company has no subsidiaries and does not own or control, directly or indirectly, any shares of capital stock of any other corporation or any interest in any partnership, joint venture or other non-corporate business enterprise.

            3.4 Stockholder List and Agreements. Section 3.4 of the Disclosure Schedule sets forth a true and complete list of the stockholders of the Company, showing the number of shares of Common Stock or other securities of the Company held by each stockholder immediately prior to the execution of this Agreement and the consideration paid to the Company therefor. Except as listed in Section
3.4 of the Disclosure Schedule or as contemplated by this Agreement, there are no agreements, written or oral, between the Company and any holder of its capital stock, or, to the


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best of the Company's knowledge, among any holders of its capital stock, relating to the acquisition (including without limitation rights of first refusal or pre-emptive rights), disposition, registration under the Securities Act of 1933, as amended (the "Securities Act"), or voting of the capital stock of the Company.

            3.5 Issuance of Shares. The issuance, sale and delivery of the Shares in accordance with this Agreement, and the issuance and delivery of the shares of Common Stock issuable upon conversion of the Shares, have been duly authorized by all necessary corporate action on the part of the Company, and all such shares have been duly reserved for issuance. The Shares when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, and the shares of Common Stock issuable upon conversion of the Shares, when issued upon such conversion, will be duly and validly issued, fully paid and non-assessable.

            3.6 Authority for Agreement. The execution, delivery and performance by the Company of this Agreement and all other agreements required to be executed by the Company at the Closing pursuant to Section 2 (the "Ancillary Agreements"), and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action. This Agreement and the Ancillary Agreements have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable in accordance with their respective terms. The execution of and performance of the transactions contemplated by this Agreement and the Ancillary Agreements and compliance with their provisions by the Company will not violate any provision of applicable law and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or require a consent or waiver under, its Certificate of Incorporation or By-laws (each as amended to date) or any material indenture, lease, agreement or other instrument to which the Company is a party or by which it or any of its properties is bound, or any decree, judgment, order, statute, rule or regulation applicable to the Company which would have a material adverse effect on the business, properties or results of operations of the Company (a "Material Adverse Effect").

            3.7 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority is required on the part of the Company in connection with the execution and delivery of this Agreement, the offer, issuance, sale and delivery of the Shares, or the other transactions to be consummated at the Closing, as contemplated by this Agreement, except such filings as shall have been made prior to and shall be effective on and as of the Closing. Based on the representations made by the Purchasers in Section 5 of this Agreement, the offer and sale of the Shares to the Purchasers will be exempt from the registration requirements of applicable Federal and state securities laws.

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            3.8 Litigation. Except as set forth in the Disclosure Schedule, there is no action, suit or proceeding, or governmental inquiry or investigation, pending, or, to the best of the Company's knowledge, any basis therefor or threat thereof, against the Company or any of the Founders, which questions the validity of this Agreement or the right of the Company or the Founders to enter into it, or which might result, either individually or in the aggregate, in any material adverse change in the business, assets or condition, financial or otherwise, of the Company, nor is there any litigation pending, or, to the best of the Company's knowledge, any basis therefor or threat thereof, against the Company or the Founders by reason of the past employment relationships of the Founders, the proposed activities of the Company, or negotiations by the Company and/or the Founders with possible investors in the Company.

            3.9 Financial Statements. The Company has not prepared and does not otherwise have available any financial statements.

            3.10 Absence of Liabilities. Except as set forth in Section 3.10 of the Disclosure Schedule, the Company does not have any liabilities of any type, whether absolute or contingent, which in the aggregate exceed $1,000.

            3.11 Taxes. The Company has not been obligated to file any Federal, state, county, local and foreign tax returns. Neither the Company nor any of its stockholders has ever filed (a) an election pursuant to Section 1362 of the Internal Revenue Code of 1986, as amended (the "Code"), that the Company be taxed as an S Corporation, or (b) consent pursuant to Section 341(f) of the Code relating to collapsible corporations.

            3.12 Property and Assets. The Company does not own any material properties or assets.

            3.13 Intellectual Property.

                  (a) To the best of the Company's knowledge, no third party has claimed or has reason to claim that any person employed by or affiliated with the Company, in connection with his or her employment by or affiliation with the Company, (i) has violated or is violating any of the terms or conditions of his employment, non-competition or non-disclosure agreement with such third party,
(ii) has disclosed or is disclosing or has utilized or is utilizing any trade secret or proprietary information or documentation of such third party or (iii) has interfered or is interfering in the employment relationship between such third party and any of its present or former employees. No third party has requested information from the Company which suggests that such a claim might be contemplated. To the best of the Company's knowledge, no person employed by or affiliated with the Company has employed or proposes to employ any trade secret or any information or


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documentation proprietary to any former employer, and to the best of the
Company's knowledge, no person employed by or affiliated with the Company has violated any confidential relationship which such person may have had with any third party, in connection with the development, manufacture or sale or any product or proposed product or the development or sale of any service or proposed service of the Company, and the Company has no reason to believe there will be any such employment or violation. To the best of the Company's knowledge, none of the execution or delivery of this Agreement, or the carrying on of business of the Company as officers, employees or agents by any officer, director or key employee of the Company, or the conduct or proposed conduct of the business of the Company, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any such person is obligated which would have a Material Adverse Effect.

                  (b) Set forth in Section 3.13 of the Disclosure Schedule is a list of all domestic and foreign patents, patent rights, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names and copyrights, and all applications for such which are currently in the process of being prepared, owned by or registered in the name of the Company, or of which the Company is a licensor or licensee or in which the Company has any right, and in each case a brief description of the nature of such right. Except as set forth in Section 3.13(b) of the Disclosure Schedule, the Company owns or possesses adequate licenses or other rights to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, manufacturing processes, formulae, trade secrets, customer lists and know-how (collectively, "Intellectual Property") necessary for the conduct of its business as conducted and as proposed to be conducted. Except as otherwise provided in the Disclosure Schedule, no claim is pending or, to the best of the Company's knowledge, threatened to the effect that the operations of the Company infringe upon or conflict with the asserted rights of any other person under any Intellectual Property, and, to the best of the Company's knowledge, there is no basis for any such claim (whether or not pending or threatened). No claim is pending or, to the knowledge of the Company, threatened to the effect that any such Intellectual Property owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company, and, to the best of the Company's knowledge, there is no basis for any such claim (whether or not pending or threatened). To the best of the Company's knowledge, all technical information developed by and belonging to the Company which has not been patented has been kept confidential. The Company has not granted or assigned to any other person or entity any right to manufacture, have manufactured, assemble or sell the products or proposed products or to provide the services or proposed services of the Company.

            3.14 Material Contracts and Obligations. Except as contemplated by this Agreement or as listed in Section 3.14 of the Disclosure Schedule, the Company


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is not a party to any material agreement or commitment of any nature, including without limitation (a) any agreement which requires future expenditures by the Company in excess of $20,000, (b) any employment or consulting agreement, employee benefit, bonus, pension, profit-sharing, stock option, stock purchase or similar plan or arrangement, or distributor or sales representative agreement, (c) any agreement with any stockholder, officer or director of the Company, or any "affiliate" or "associate" of such persons (as such terms are defined in the rules and regulations promulgated under the Securities Act), including without limitation any agreement or other arrangement providing for the furnishing of services by, rental of real or personal property from, or otherwise requiring payments to, any such person or entity or (d) any agreement relating to the intellectual property rights of the Company.

            3.15 Compliance. The Company has, to its knowledge, in all material respects, complied with all laws, regulations and orders applicable to its present and proposed business and has all material permits and governmental licenses required thereby. There is no term or provision of any mortgage, indenture, contract, agreement or instrument to which the Company is a party or by which it is bound, or, to the best of the Company's knowledge, of any provision of any state or Federal judgment, decree, order, statute, rule or regulation applicable to or binding upon the Company, which materially adversely affects or, so far as the Company may now foresee, in the future is reasonably likely to materially adversely affect, the business, assets or condition, financial or otherwise, of the Company. To the best of the Company's knowledge, neither the Founders nor any other employee of the Company is in violation of any term of any contract or covenant (either with the Company or with another entity) relating to employment, patents, proprietary information disclosure, non-competition or non-solicitation.

            3.16 Employees and Founders.

                  (a) The Founders and the other holders of Common Stock have executed and delivered to the Company a Stock Repurchase Agreement in substantially the form attached hereto as Exhibit E and Exhibit F, respectively, and all of such agreements are in full force and effect.

                  (b) Each employee of the Company (including the Founders) has executed and delivered to the Company a Noncompetition and Confidentiality Agreement covering a period of one year following the termination of such employee's employment with the Company, in substantially the form attached hereto as Exhibit G, and all of such agreements are in full force and effect.

                  (c) None of the employees of the Company is represented by any labor union, and there is no labor strike or other labor trouble pending with


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respect to the Company (including, without limitation, any organizational drive)
or, to the best of the Company's knowledge, threatened.

            3.17 ERISA. The Company does not have or otherwise contribute to or participate in any employee benefit plan subject to the Employee Retirement Income Security Act of 1974.

            3.18 Books and Records. The minute books of the Company contain complete and accurate records of all meetings and other corporate actions of its stockholders and its Board of Directors and committees thereof. The stock ledger of the Company is complete and reflects all issuances, transfers, repurchases and cancellations of shares of capital stock of the Company.

            3.19 Board of Directors. Effective upon the Closing, the Board of Directors shall be comprised of up to five members, and consist of (a) the Chief Executive Officer of the Company, (b) one additional designee of the Company,
(c) one director designated by North Bridge Venture Partners, (d) one director designed by Matrix Partners, and (e) one outside Director designated by mutual agreement of the other four directors.

            3.20 U.S. Real Property Holding Corporation. The Company is not now and has never been a "United States Real Property Holding Corporation" as defined in Section 897(c)(2) of the Code and Section 1.897-2(b) of the Regulations promulgated by the Internal Revenue Service.

            3.21 Disclosures. Neither this Agreement nor any Schedule or Exhibit hereto, nor any certificate or instrument furnished to the Purchasers at the Closing or as required by the terms of this Agreement, when read together, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

      4. Representations of Founders. Each Founder represents and warrants to the Purchasers as follows:

            4.1 Conflicting Agreements. Except as set forth in the Disclosure Schedule, such Founder is not, as a result of the nature of the business conducted or proposed to be conducted by the Company, in violation of (i) any fiduciary or confidential relationship, (ii) any term of any contract or covenant (either with the Company or with another entity) relating to employment, patents, proprietary information disclosure, non-competition or non-solicitation, or (iii) any other contract or agreement, or any judgment, decree or order of any court or administrative agency relating to or affecting the right of such Founder to be employed by the Company, which violation would have a Material Adverse Effect.

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            4.2 Litigation. Except as set forth in the Disclosure Schedule, there is no action, suit or proceeding, or governmental inquiry or investigation, pending or, to the knowledge of such Founder, threatened against such Founder.

            4.3 Stockholder Agreements. Except as contemplated by or disclosed in this Agreement, such Founder is not a party to any agreements, written or oral, relating to the acquisition, disposition, registration under the Securities Act, or voting of the capital stock of the Company.

            4.4 Representations. To the best knowledge of such Founder, the Representations of the Company in Sections 3.8 (Litigation) and 3.13 (Intellectual Property) are true and correct.

            4.5 Disclosure. To the knowledge of such Founder, neither this Agreement nor any Schedule or Exhibit hereto, nor any certificate or instrument furnished to the Purchasers at the Closing or as required by the terms of this Agreement, when read together, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

      5. Representations of the Purchasers. Each Purchaser represents and warrants to the Company as follows:

            5.1 Investment. Such Purchaser is acquiring the Shares, and the shares of Common Stock into which the Shares may be converted, for its or his own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and such Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof. Such Purchaser acknowledges that the Shares are restricted securities as defined under the Securities Act and shall bear the legends set forth in Section 7.3 hereof.

            5.2 Authority. Such Purchaser has full power and authority to enter into and to perform this Agreement in accordance with its terms. Such Purchaser represents that it has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Company. This Agreement and the Ancillary Agreement to be executed by such Purchaser have been duly executed and delivered by such Purchaser and constitute valid and binding obligations of such Purchaser enforceable in accordance with their respective terms. The execution of and performance of the transactions contemplated by this Agreement and the Ancillary Agreements to be executed by such Purchaser and compliance with their provisions by such Purchaser will not violate any provision of law and will not conflict with or


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

result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or require a consent or waiver under, its organizational documents (each as amended to date) or any indenture, lease, agreement or other instrument to which the Purchaser is a party or by which it or any of its properties is bound, or any decree, judgment, order, statute, rule or regulation applicable to such Purchaser.

            5.3 Experience. Such Purchaser has carefully reviewed the representations concerning the Company contained in this Agreement and has made detailed inquiry concerning the Company, its business and its personnel; the officers of the Company have made available to such Purchaser any and all written information which it has requested and have answered to such Purchaser's satisfaction all inquiries made by such Purchaser; and such Purchaser has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risks and merits of its investment in the Company and is able financially to bear the risks thereof, including a complete loss of its investment. Such Purchaser understands that an investment in the Company involves a high degree of risk in view of the fact that the Company is a start-up enterprise with no operating history, and there may never be an established market for the Company's capital stock.

            5.4 Status. Such Purchaser is an "accredited Investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

      6. Covenants of the Company.

            6.1 Inspection. The Company shall permit each Purchaser, or any authorized representative thereof, to visit and inspect the properties of the Company, including its corporate and financial records, and to discuss its business and finances with officers of the Company, during normal business hours following reasonable notice and as often as may be reasonably requested, without interruption of the business of the Company and subject to the confidentiality obligations of Section 8.2 hereof.

            6.2 Financial Statements and Other Information.

                  (a) So long as a Purchaser (or any of its affiliates) holds at least 355,000 shares of Series A Preferred Stock, the Company shall deliver to such Purchaser:

                        (i) within 90 days after the end of each fiscal year of the Company, an audited balance sheet of the Company as at the end of such year, and audited statements of income and of cash flows of the Company for such year, certified by certified public accountants of established national reputation selected by the Company, and prepared in accordance with generally accepted accounting principles; and

                        (ii) within 45 days after the end of each fiscal quarter of the Company, an unaudited balance sheet of the Company as at the end of such quarter, and unaudited statements of income and of cash flows of the Company for such fiscal quarter and for the current fiscal year to the end of such fiscal quarter.

                  (b) So long as a Purchaser (or any of its affiliates) holds at least 355,000 shares of Series A Preferred Stock (as adjusted for stock splits, stock dividends, recapitalizations and similar events), the Company shall deliver to such Purchaser:

                        (i) within 30 days after the end of each month, an unaudited balance sheet of the Company as at the end of such month and unaudited statements of income and of cash flows of the Company for such month and for the current fiscal year to the end of such month, setting forth in comparative form the Company's projected financial statements for the corresponding periods for the current fiscal year;

                        (ii) as soon as available, but in any event within 30 days after commencement of each new fiscal year, a budget, consisting of a business plan and projected financial statements for such fiscal year; and

                        (iii) with reasonable promptness, such other notices, information and data with respect to the Company as the Company delivers to the holders of its Common Stock, and such other information and data as such Purchaser may from time to time reasonably request.

                  (c) The foregoing financial statements shall be prepared on a consolidated basis if the Company then has any subsidiaries. The financial statements delivered pursuant to clause (ii) of paragraph (a) and clause (i) of paragraph (b) shall be accompanied by a certificate of the chief financial officer of the Company stating that such statements have been prepared in accordance with generally accepted accounting principles consistently applied (except as noted) and fairly present the financial condition and results of operations of the Company at the date thereof and for the periods covered thereby.

            6.3 Material Changes and Litigation. The Company shall promptly notify the Purchasers of any material adverse change in the business, assets or condition, financial or otherwise, of the Company and of any litigation or governmental proceeding or investigation brought or, to the best of the Company's knowledge, threatened against the Company, or against the Founders or an officer, director, key employee or principal stockholder of the Company materially adversely affecting or which, if adversely determined, would materially adversely affect its business, prospects, assets or condition, financial or otherwise.

            6.4 Insurance.

                  (a) The Company shall procure, within a reasonable period of time following the Closing, and shall maintain for a period of at least three years, term life insurance upon the lives of each of the Founders, in the amount of $1,000,000, with the proceeds payable to the Company.

                  (b) The Company shall procure, promptly following the Closing, and shall maintain in effect, policies of workers' compensation insurance and of insurance with respect to its properties and business of the kinds and in the amounts not less than is customarily obtained by corporations engaged in the same or similar business and similarly situated, including, without limitation, insurance against loss, damage, fire, theft, public liability and other risks.

            6.5 Employee Agreements. The Company shall require all employees hereafter employed or engaged by the Company who are at or above the director level or other key employees to enter into a Noncompetition and Confidentiality Agreement covering a period of one year following the termination of such employee's employment with the Company, substantially in the form attached hereto as Exhibit G or in such other form as may be approved by the Board of Directors. The Company shall require all employees not covered by the foregoing sentence to enter into a Confidentiality Agreement substantially in the form attached hereto as Exhibit H or in such other form as may be approved by the Board of Directors.

            6.6 Related Party Transactions. The Company shall not enter into any agreement with any stockholder, officer or director of the Company, or any "affiliate" or "associate" of such persons (as such terms are defined in the rules and regulations promulgated under the Securities Act), including without limitation any agreement or other arrangement providing for the furnishing of services by, rental of real or personal property from, or otherwise requiring payments to, any such person or entity, without the consent of at least a majority of the members of the Company's Board of Directors having no interest in such agreement or arrangement.

            6.7 Directors.

                  (a) The Company shall use reasonable efforts to cause the election to the Board of Directors, as soon as practicable following the Closing, of one independent director mutually agreeable to the other directors, as set forth in Section 3.19.

                  (b) The Company shall promptly reimburse in full each director of the Company who is not an employee of the Company and who was elected as a director solely by the holders of the Series A Preferred Stock for all of his reasonable out-of-pocket expenses incurred in attending each meeting of the Board of Directors of the Company or any committee thereof.

            6.8 Option Shares and Restricted Stock. The Company has reserved an aggregate of 2,467,907 shares of Common Stock for issuance to employees and consultants of the Company pursuant to the 1997 Stock Incentive Plan of the Company.

                  (a) Unless otherwise agreed by the Board of Directors, all options granted under the 1997 Stock Incentive Plan shall become exercisable at the rate of 20% on the first anniversary of grant and 1.6667% per month thereafter over the subsequent four years so long as the optionee continues to be an employee or consultant of the Company, subject to acceleration by one year of the unvested portion of such options in the event of (i) as to all optionees, an Acquisition Event (as defined in the standard form of stock option agreements for the grant of options under such Plan), and (ii) in the case of the Founders only, also in the event of the death or disability of a Founder.

                  (b) Restricted stock awards under the 1997 Stock Option Plan shall be issued pursuant to a Stock Repurchase Agreement in the form of Exhibit F attached hereto, or such other form as may be approved by the Board of Directors of the Company.

            6.9 Reservation of Common Stock. The Company shall reserve and maintain a sufficient number of shares of Common Stock for issuance upon conversion of all of the outstanding Shares.

            6.10 Termination of Covenants. The covenants of the Company contained in Sections 6.1 through 6.9 shall terminate, and be of no further force or effect, upon the closing of the Company's first offering of Common Stock, resulting in net proceeds to the Company of at least $10,000,000, and at a price per share of at least $5.00 (as adjusted for stock splits, stock dividends, recapitalizations and similar events) or, at such time as the Purchasers (together with any affiliated entities to whom Shares have been transferred) own less than an aggregate of 1,775,000 shares of Series A Preferred Stock (as adjusted for stock splits, stock dividends, recapitalizations and similar events), unless the Company has, prior to such time, failed to redeem shares of Series A Preferred Stock when such redemption was due in accordance with Section 6 of Article III of the Company's Certificate of Incorporation, which failure continues.

            6.11 Qualified Small Business Stock. The Company shall submit to its stockholders (including the Purchasers) and to the Internal Revenue Service any reports that may be required under Section 1202(d)(1)(C) of the Code and the Regulations promulgated thereunder. In addition, within ten days after a Purchaser's written request therefor, the Company shall deliver to such Purchaser a written statement indicating whether such Purchaser's interest in the Company constitutes "qualified small business stock" as defined in Section 1202(c) of the Code.

      7. Transfer of Shares.

            7.1 Restricted Shares. "Restricted Shares" means (i) the Shares,
(ii) the shares of Common Stock issued or issuable upon conversion of the Shares, (iii) any shares of capital stock of the Company acquired by a Purchaser pursuant to the Investor Agreement or the Right of First Refusal Agreement, and
(iv) any other shares of capital stock of the Company issued in respect of such shares (as a result of stock splits, stock dividends, reclassifications, recapitalizations, or similar events); provided, however, that shares of Common Stock which are Restricted Shares shall cease to be Restricted Shares (i) upon any sale pursuant to a registration statement under the Securities Act, or under
Section 4(1) of the Securities Act or Rule 144 under the Securities Act, or (ii) at such time as they become eligible for sale under Rule 144(k) under the Securities Act.

            7.2 Requirements for Transfer.

                  (a) Restricted Shares shall not be sold or transferred unless
(1) either (i) they first shall have been registered under the Securities Act, or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act and
(2) such actions are in compliance with applicable state securities laws.

                  (b) Notwithstanding the foregoing, no registration or opinion of counsel shall be required for (i) a transfer by a Purchaser which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner, if the transferee agrees in writing to be subject to the terms of this Section 7 to the same extent as if he were an original Purchaser hereunder, or (ii) a transfer made in accordance with Rule 144 under the Securities Act.

            7.3 Legend. Each certificate representing Restricted Shares shall bear a legend substantially in the following form:

      "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such shares are registered under such Act or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required."

      The foregoing legend shall be removed from the certificates representing any Restricted Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Securities Act.

            7.4 Rule 144A Information. The Company shall, at all times during which it is neither subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, upon the written request of a Purchaser, provide in writing to such Purchaser, and to any prospective transferee of any Restricted Shares of such Purchaser, the information concerning the Company described in Rule 144A(d)(4) under the Securities Act ("Rule 144A Information"). The Company also shall, upon the written request of a Purchaser, cooperate with and assist such Purchaser or any member of the National Association of Securities Dealers, Inc. PORTAL system in applying to designate and thereafter maintain the eligibility of the Restricted Shares for trading through PORTAL. The Company's obligations under this Section
7.4 shall at all times be contingent upon receipt from the prospective transferee of Restricted Shares of a written agreement to take all reasonable precautions to safeguard the Rule 144A Information from disclosure to anyone other than persons who will assist such transferee in evaluating the purchase of any Restricted Shares and to use such Rule 144A Information only for such evaluation purposes.

      8. Miscellaneous.

            8.1 Successors and Assigns. This Agreement, and the rights and obligations of a Purchaser hereunder, may be assigned by such Purchaser to any person or entity to which at least 355,000 Shares, as adjusted for stock splits, stock dividends, recapitalizations and similar events (or 100% of the Shares originally purchased hereunder by such Purchaser, if less than 355,000 Shares), are transferred by such Purchaser, and such transferee shall be deemed a "Purchaser" for purposes of this Agreement; provided that the transferee provides written notice of such assignment to the Company and agrees to be bound by the terms and conditions set forth herein.

            8.2 Confidentiality. The Purchasers agree that they will keep confidential and will not disclose or divulge any confidential, proprietary or secret information which they may obtain from the Company pursuant to financial statements, reports and other materials submitted by the Company to the Purchasers pursuant to this Agreement, or pursuant to visitation or inspection rights granted hereunder, unless such information is known, or until such information becomes known, to the public; provided, however, that a Purchaser may disclose such information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with its investment in the Company, (ii) to any prospective purchaser of any Shares from such Purchaser as long as such prospective purchaser agrees in writing to be bound by the provisions of this Section, or (iii) to any affiliate of such Purchaser or to a partner, shareholder or subsidiary of such Purchaser; subject to the agreement of such party to keep such information confidential as set forth herein.

            8.3 Survival of Representations and Warranties. All agreements, representations and warranties contained herein shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby.

            8.4 Expenses. The Company shall pay, at the Closing, the reasonable costs and expenses of Hale and Dorr LLP, counsel to the Purchasers, not to exceed $15,000, in connection with the preparation of this Agreement and the other agreements and documents contemplated hereby and the closing of the transactions contemplated hereby.

            8.5 Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered by hand, sent via a reputable nationwide overnight courier service or mailed by first class certified or registered mail, return receipt requested, postage prepaid:

      If to the Company, at Sonus Networks, Inc., 5 Carlisle Road, Westford, MA 01886, Attn: President, or at such other address or addresses as may have been furnished in writing by the Company to the Purchasers, with a copy to Bingham Dana LLP, 150 Federal Street, Boston, MA 02110, Attn: David L. Engel, Esq.

      If to a Purchaser, at its address as set forth on Schedule I attached hereto, or at such other address or addresses as may have been furnished to the Company in writing by such Purchaser, with a copy to Hale and Dorr LLP, 60 State Street, Boston, MA 02109, Attn: John M. Westcott, Jr., Esq.

      If to a Founder, at his address as set forth on Schedule II attached hereto, or at such other address or addresses as may have been furnished in writing by such Founder to the Company and the Purchasers.

      Notices provided in accordance with this Section 8.5 shall be deemed delivered upon personal delivery, one business day after being sent via a reputable nationwide overnight courier service, or five business days after deposit in the mail.

            8.6 Brokers. The Company, the Founders and the Purchasers each (i) represents and warrants to the other parties hereto that he, she or it has retained no finder or broker in connection with the transactions contemplated by this Agreement, and (ii) will indemnify and save the other parties harmless from and against any and all claims, liabilities or obligations with respect to brokerage or finders' fees or commissions in connection with the transactions contemplated by this Agreement asserted by any person on the basis of any agreement, statement or representation alleged to have been made by such indemnifying party.

            8.7 Entire Agreement. This Agreement and the Ancillary Agreements embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

            8.8 Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of at least 66 2/3% of the shares of Common Stock issued or issuable upon conversion of the Shares, provided, however, that no consent shall be required in order to add additional Purchasers pursuant to
Section 1.2(b) hereof, or to revise Schedule I in connection therewith. Any amendment or waiver effected in accordance with this Section 8.8 shall be binding upon each holder of any Shares (including shares of Common Stock into which such Shares have been converted), each future holder of all such securities and the Company. No amendment shall increase any obligation of a Founder hereunder without the express written consent of such Founder. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

            8.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

            8.10 Section Headings. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

            8.11 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

            8.12 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

Executed as of the date first written above.

SONUS NETWORKS, INC.


By: /s/ Rubin Gruber
    -------------------------------------
        Rubin Gruber
        President


FOUNDERS:


/s/ Rubin Gruber
-----------------------------------------
Rubin Gruber

/s/ M. G. Hluchyj
-----------------------------------------
Michael G. Hluchyj

/s/ Kwok P. Wong
-----------------------------------------
Kwok P. Wong


PURCHASERS:


North Bridge Venture Partners II, L.P.


By: North Bridge Venture Management II, L.P.,
    its General Partner


    By: /s/ Edward T. Anderson
        ---------------------------------
        Edward T. Anderson
        General Partner


Matrix Partners IV, L.P.


By: Matrix IV Management Co., L.P., its General Partner


    By: /s/ Paul J. Ferri
        ---------------------------------
        Paul J. Ferri
        General Partner


     [Signature Page 1 of 3 to Series A Preferred Stock Purchase Agreement]

Charles River Partnership VIII,
A Limited Partnership

By: Charles River VIII GP Limited Partnership,
    its General Partner

    By:
        ---------------------------------
        Richard M. Burnes
        General Partner


Bessemer Venture Venture Partners         BESSEMER VENTURE PARTNERS IV L.P.
                                          By: Deer IV & Co. LLC, General Partner
                                          By: /s/ Robert H. Buescher Manager


    By:                                                  Robert H. Buescher
        ---------------------------------


Bedrock Capital I, L.P.


    By: /s/ Thomas S. Volpe
        ---------------------------------


Bedrock Capital Side-by-Side, L.P.


    By: /s/ Thomas S. Volpe
        ---------------------------------

/s/ James Dolce Jr.
----------------------------------
Jim Dolce

/s/ Derek M. James
----------------------------------
Derek James


     [Signature Page 2 of 3 to Series A Preferred Stock Purchase Agreement]

----------------------------------
Rubin Gruber


/s/ Kwok P. Wong
----------------------------------
Kwok P. Wong

/s/ David L. Engel
----------------------------------
David L. Engel

/s/ David Rokoff
----------------------------------
David Rokoff

/s/ Anthony J. Risica
----------------------------------
Anthony J. Risica


----------------------------------
Cheng Wu

/s/ Mike G. Hluchyj
----------------------------------
Mike G. Hluchyj

/s/ Robert G. Gallager
----------------------------------
Robert G. Gallager

/s/ Barry Ross
----------------------------------
Barry Ross

/s/ Anthony S. Acampora
----------------------------------
Anthony S. Acampora


     [Signature Page 3 of 3 to Series A Preferred Stock Purchase Agreement]